Exhibit 99.2

                         INTERNATIONAL HOME FOODS, INC.
                               1633 Littleton Road
                          Parsippany, New Jersey 07054

     Proxy for Special Meeting of Stockholders to be held ___________, ____.

     This proxy is solicited by the board of directors of International Home Foods, Inc.

     The undersigned hereby appoints ____________ and ____________, and each of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent the undersigned and to act and vote all of the shares of common stock of International Home Foods, Inc. the undersigned is entitled to vote at the Special Meeting of Stockholders of International Home Foods, Inc. to be held on the ____ day of __________, ____, at __________m., local time, at
____________________________, on the following matters and in their discretion on any other matters which may come before the meeting or any adjournments or postponements thereof. Receipt of the proxy statement dated _________________, 2000 is acknowledged.

            PLEASE MARK, SIGN AND DATE THE REVERSE SIDE OF THIS PROXY AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                            (continued on other side)


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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED                Please mark
IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED.              your vote as
IN THE ABSENCE OF SUCH DIRECTION, THIS PROXY WILL BE VOTED     indicated in  [X]
"FOR" ITEM 1.                                                  this example.

This proxy is solicited by the board of directors of International Home Foods, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1. To approve and adopt the Agreement and Plan of Merger dated as of June 22, 2000, among ConAgra, Inc., CAG Acquisition Sub, Inc. and International Home Foods, Inc.

    [ ]       FOR                   AGAINST                  ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting and at any and all adjournments or postponements thereof.

                                          --------------------------------------
                                                       Signature


                                          --------------------------------------
                                                  Signature if held jointly

                                          Dated: ________________________, _____

                                          Please  sign  exactly  as name appears
                                          herein, date and return promptly. When
                                          shares are held by joint tenants, both
                                          must  sign.  When signing as attorney,
                                          executor,  administrator,  trustee  or
                                          guardian,  please  give  full title as
                                          such. If a corporation, please sign in
                                          full corporate name by duly authorized
                                          officer  and give title of officer. If
                                          a    partnership,   please   sign   in
                                          partnership  name by authorized person
                                          and  give  title or capacity of person
                                          signing.